Exhibit 99.1

Hyperscale Data, Inc. Announces Acceptance of Plan by NYSE

LAS VEGAS--(BUSINESS WIRE) – March 5, 2025 – Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data” or the “Company”), today announced that on March 4, 2025, the NYSE American, LLC (the “NYSE”) notified the Company that it has been granted a listing extension until June 18, 2026 on the basis of the plan recently submitted by the Company to regain compliance with the NYSE American Company Guide (the “Listing Standards”). Specifically, the Company has demonstrated how it intends to regain compliance with Sections 1003(a)(ii) and (iii) of the Listing Standards by having stockholders’ equity be $6.0 million or more. The Company will be subject to periodic review by NYSE during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued Listing Standards by the end of the extension period could result in the Company being delisted from the NYSE.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiaries, Hyperscale Data owns and operates the Data Center at which it mines digital assets and offers colocation and hosting services for the emerging AI ecosystems and other industries. Hyperscale Data’s subsidiary, ACG, is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact.

Hyperscale Data intends to completely divest itself of ACG on or about December 31, 2025, at which time, it would solely be an owner and operator of data centers to support HPC services. Until that happens, the Company provides, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an artificial intelligence software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235